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Lease

PAPAGO ARROYO
TEMPE, ARIZONA

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Between

ORTHOLOGIC CORP.
(Tenant)

and

PHOENIX INVESTORS #13, L.L.C.
(Landlord)

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	B.	Indemnity by Landlord	17

	C.	Landlord's Not Responsible for Acts of Others	17

	D.	Tenant's Insurance	17

	E.	Insurance Certificates	19

	F.	Landlord's Insurance	19

9.	FIRE AND OTHER CASUALTY		19

	A.	Termination	19

	B.	Restoration	19

10.	EMINENT DOMAIN		20

11.	RIGHTS RESERVED TO LANDLORD		20

	A.	Name	20

	B.	Signs	20

	C.	Window Treatments	20

	D.	Keys	21

	E.	Access	21

	F.	Preparation for Reoccupancy	21

	G.	Heavy Articles	21

	H.	Show Premises	21

	I.	Relocation of Tenant	21

	J.	Use of Lockbox	21

	K.	Repairs and Alterations	21

	L.	Landlord's Agents	22

	M.	Building Services	22

	N.	Other Actions	22

12.	TENANT'S DEFAULT		22

	A.	Rent Default	22

	B.	Assignment/Sublease or Hazardous Substances Default	22

	C.	Other Performance Default...	22

	D.	Credit Default	22

	E.	Vacation or Abandonment Default	23

13.	LANDLORD REMEDIES		23

	A.	Termination of Lease or Possession	23

	B.	Lease Termination Damages	23

	C.	Possession Termination Damages	23

	D.	Landlord's Remedies Cumulative	24

	E.	WAIVER OF TRIAL BY JURY	24

	F.	Enforcement Costs	24

14.	SURRENDER		24

15.	HOLDOVER		24

16.	SUBORDINATION TO GROUND LEASES AND MORTGAGES		25

	A.	Subordination	25

	B.	Termination of Ground Lease or Foreclosure of Mortgage	25

	C.	Security Deposit	25

	D.	Notice and Right to Cure	25

	E.	Definitions	26

17.	ASSIGNMENT AND SUBLEASE		26

	A.	In General	26

	B.	Landlord's Consent	26

	C.	Procedure	27

	D.	Change of Ownership	27

	E.	Excess Payments	27

	F.	Recapture	27

	G.	Permitted Transferees	27

18.	CONVEYANCE BY LANDLORD		28

19.	ESTOPPEL CERTIFICATE		28

20.	SECURITY DEPOSIT		28

21.	FORCE MAJEURE		28

22.	INTENTIONALLY OMITTED		28

23.	NOTICES		28

	A.	Landlord	29

	B.	Tenant	29

24.	QUIET POSSESSION		29

25.	REAL ESTATE BROKER		29

26.	MISCELLANEOUS		30

	A.	Successors and Assigns	30

	B.	Date Payments Are Due	30

	C.	Meaning of "Landlord", "Re-Entry", "including" and "Affiliate"

	D.	Time of the Essence	30

	E.	No Option	30

	F.	Severability	30

	G.	Governing Law	30

	H.	Lease Modification	30

	I.	No Oral Modification	30

	J.	Landlord's Right to Cure	30

	K.	Captions	31

	L.	Authority	31

	M.	Landlord's Enforcement of Remedies	31

	N.	Entire Agreement	31

	O.	Landlord's Title	31

	P.	Light and Air Rights	31

	Q.	Singular and Plural No Recording by Tenant	31

	R.	No Recording by Tenant	31

	S.	Exclusivity	31

	T.	No Construction Against Drafting Party	32

	U.	Survival	32

	V.	Rent Not Based on Income	32

	W.	Building Manager and Service Providers	32

	X.	Late Charge and Interest on Late Payments	32

	Y.	Tenant's Financial Statements	32

27.	UNRELATED BUSINESS INCOME		32

28.	HAZARDOUS SUBSTANCES		32

29.	EXCULPATION		33

30.	RENEWAL OPTION		33

31.	TENANT'S TERMINATION RIGHT		33

APPENDIX A -	PLAN OF THE PREMISES
APPENDIX B -	RULES AND REGULATIONS
APPENDIX C -	TENANT IMPROVEMENT AGREEMENT
APPENDIX D -	GROUND LEASES AND MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E -	COMMENCEMENT DATE CONFIRMATION

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LEASE

THIS LEASE (the "Lease") is made as of July l9, 2007 between PHOENIX INVESTORS #13, L.L.C., an Arizona limited liability company (the "Landlord"), and the Tenant as named in the Schedule below. The term "Project" means the office building (the "Building") located at 1275 West Washington, Tempe, Arizona 85281, the adjacent driveways and parking facilities, and the Land ("Land") occupied by the foregoing. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A. The Project is part of the business park commonly known as Papago Park Center (the "Center").

The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE
1.	Tenant: Orthologic Corp., a Delaware corporation
2.	Premises: Suites 101-A and 101-B of the Building, as more specifically outlined on Appendix A.
3.
Rentable Area of the Premises: The Useable Area of the Premises is approximately 14,807 square feet. With the Building's standard 14.7% load factor for multi-tenant floors, the Rentable Area of the Premises is approximately 16,984 square feet and Base Rent is based thereon. The Building Rentable Area is 96,494 square feet resulting in the Tenant's Proportionate Share shown on Section 4 of this Schedule. After the final Plans (as defined in Appendix C) for the Tenant Improvements have been prepared and building permits therefor have been obtained, Landlord will cause Phoenix Design One to remeasure the Useable Area of the Premises based on such Plans and BOMA standards and the parties will, within ten (10) days after the figures are available, enter into a letter agreement prepared by Landlord and reasonably acceptable to Tenant confirming the Useable and Rentable (based on the 14.7% load factor) Area of the Premises and any required adjustments to Base Rent and Tenant's Proportionate Share for purposes of Section 4 of this Schedule based thereon. After such remeasurement occurs, the Useable and Rentable Area of the Premises and the Tenant's Proportionate Share will remain fixed throughout the Term, regardless of future reconfigurations or other changes within the Building (excluding only addition or removal of Building space through damage, destruction, or condemnation).

4.	Tenant's Proportionate Share: 17.60% (based upon a total of 96,494 rentable square feet in the Building) expressly subject to adjustment under Section 3 of this Schedule.
5.	Security Deposit: None.
6.	Tenant's Real Estate Broker for this Lease: CB Richard Ellis/Chuck Nixon.
7.	Landlord's Real Estate Broker for this Lease: None.
8.	Tenant Improvements, if any: See the Tenant Improvement Agreement attached hereto as Appendix C.
9.
Commencement Date: The later of (i) January 12, 2008, or (ii) the Completion Date (as defined in Appendix C). Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

10.	Termination Date/Term: Five (5) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then five (5) years after the first day of the following month.
11.	Guarantor: None.

12.	Base Rent:
.
Period	Annual Base Rent	Monthly Base Rent

Original Lease Term	$263,252.00 (based on $15.50 per square foot of Rentable Area)	$21,937.67

Expressly subject to adjustment under Section 3 of this Schedule.

13.	Parking Spaces: Four (4) spaces per 1,000 square feet of Rentable Area of Premises ("Total Spaces"), on the terms and conditions more specifically set forth in Section 41 below.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

1.            LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

2.            RENT.

A.           Types of Rent: Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

Phoenix Investors #13, L.L.C.
c/o Chamberlain Family Trust
1150 West Washington, Suite 120
Tempe, Arizona 85281

or in such other manner as Landlord may notify Tenant in writing:

(1)           Base Rent in monthly installments in advance, the first monthly installment payable on the Commencement Date and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

(2)           Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs properly allocated to the applicable Fiscal Year of the Lease (the "Fiscal Year Operating Costs"), paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent, are set forth in Sections 2B. 2C and 2D.

(3)           Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

(4)           Rent as used in this Lease means Base Rent, Operating Cost Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

B.            Payment of Operating Cost Share Rent.

(1)    Payment of Estimated Operating Cost Share Rent. Landlord shall estimate the Fiscal Year Operating Costs by April 1st of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may reasonably revise these estimates whenever it obtains more accurate information, such as upon its receipt of the actual real estate tax assessment or tax rate for the Project (but not more than once per Fiscal Year).

Within thirty (30) days after receiving the original or revised estimate from Landlord of Fiscal Year Operating Costs for a particular Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Operating Cost Share Rent, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (l/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

(2)    Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by April 1st of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Fiscal Year Operating Costs incurred for the Fiscal Year in question, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due (or, if this Lease has then expired, shall refund such excess to Tenant concurrently with the delivery of such Operating Cost Report).

C.	Definitions.

(1)    Included Operating Costs. "Operating Costs" means any reasonable expenses, costs and disbursements of any kind (including Taxes, as hereinafter defined), paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Landlord may reasonably adjust the types, frequency and manner of delivery of various services during the Lease Term to reflect services being provided to similar class buildings in the Phoenix Metropolitan Area, and all costs therefor shall be included in Operating Costs. Operating Costs shall also include "Included Capital Items", consisting of (a) the costs of any capital improvements which are reasonably anticipated to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable to the Building which are first enacted or first become effective from and after the Commencement Date, provided that the costs of such item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized amounts are only included in Operating Costs for that portion of the useful life of the item which falls within the Term; and (b) amortized reasonable reserves for replacements of capital items, based on the useful life of the capital replacement, or amortization of expenses incurred for such capital replacements with interest at ten percent (10%) per annum over the estimated useful life thereof, and such amortized amounts are only included in Operating Costs for that portion of the useful life of the item that falls within the Term, or a combination of amortized reserves and amortized expenses, provided both are not charged for the same time period for the same item. Further, if Landlord or any affiliate of Landlord is the manager of the Project, management fees will not exceed three percent (3%) of gross rents, including Base Rent or Minimum Rent and expense reimbursements, attributable to the Building

Operating Costs will include all payments made to the Papago Arroyo Owners Association or otherwise required under the Declaration of Reciprocal Easements and Maintenance Agreement (the "REA"), or under the Declaration of Covenants, Conditions and Restrictions for Papago Park Center (the "Declaration'"), to the extent arising in connection with the Project, or in connection with the Center (to the extent not separately allocable to another building or property located within the Center). Landlord shall provide Tenant with copies of the REA and the Declaration, together with copies of any and all amendments and modifications thereto (if any), promptly following the full execution and delivery of this Lease by each of Landlord and Tenant.

If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs; provided in no event shall Landlord collect and retain from tenants of the Project more than one hundred percent (100%) of the actual Operating Costs attributable to the Project in any Fiscal Year.

If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant other than Tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant (which increase shall be reasonable and consistently applied by Landlord).

(2)	Excluded Operating Costs. Operating Costs shall not include:

(a)
costs of alterations of tenant premises, expenses of relocating or moving existing tenants of the Building, and expenses of leasing to and processing new tenants, including, without limitation, lease concessions, allowances, and abatements;

(b)	costs of capital improvements other than Included Capital Items;

(c)
interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project, or any other costs of financing or refinancing the Project from time to time;

(d)	real estate brokers' leasing commissions and marketing expenses;

(e)	legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof, or in negotiating or enforcing any leases at the Building;

(f)	any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

(g)	the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

(h)	depreciation (except on any Included Capital Items);

(i)	any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax;

(j)
costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

(k)
legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements (except that Operating Costs may include costs incurred in connection with the preparation of unaudited reports required pursuant to Section 2B above);

(1)	the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

(m)	fines, penalties and interest, including, without limitation, fees, interest and penalties for late payment of any item by Landlord;

(n)
costs representing an amount paid to an affiliate of Landlord for goods or services which are in excess of the amount which would have been paid for such goods or services in the absence of such relationship, but only to the extent of such excess;

(o)	any expenses or costs associated with bringing the common areas of the Building into compliance with any applicable Governmental Requirements which are in effect as of the Commencement Date;

(p)
costs to investigate or clean up any Hazardous Substances (as defined in Section 28 below) in, on or under the Project (except that nothing contained herein shall be deemed to excuse Tenant for any liability for Hazardous Substances introduced by, or otherwise attributable to, Tenant); and

(q)	costs to install separate HVAC controls or electrical meters in the Project.

(3)           Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder (including but not limited to any applicable transaction privilege, sales or use taxes or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all actual and reasonable fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful

For each Fiscal Year during the Term hereof, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election (which election shall remain unchanged during the Term hereof) be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall be allocated to the year in which the adjustment applies. Notwithstanding anything to the contrary set forth herein, Rent Tax shall be paid by Tenant along with the monthly installments of Rent paid to Landlord.

Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

(4)           Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

(5)           Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

D.	Computation of Base Rent and Rent Adjustments.

(1)    Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent and Operating Cost Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent shall be prorated for the applicable Fiscal Year.

(2)           Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at ten percent (10%) per annum.

(3)           Rent Adjustments. The square footage of the Premises and the Building computed pursuant to the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord shall proportionately allocate such Operating Cost among the related Fiscal Years.

(4)           Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices consistently applied. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its agents must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant who does not regularly represent either Landlord or Tenant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%), in which case Landlord shall pay the cost of such certification.

(5)           Miscellaneous. So long as Tenant is in default beyond any applicable notice and cure period of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other within thirty (30) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent, without payment of interest

3.     PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

A.    Condition of Premises. Except to the extent of the Tenant Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

B,           Tenant's Possession. Subject to Landlord's obligations under Appendix C attached hereto, and subject further to latent defects in the base building systems or equipment serving the Premises, Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease (other than the payment of Rent hereunder) shall apply to such pre-Term possession.

C.           Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty or condemnation excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the actual and reasonable cost thereof.

4.    PROJECT SERVICES.

Landlord shall furnish services as follows:

A.           Heating and Air Conditioning. During the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 Noon on Saturday, exclusive of Holidays (as defined in Subsection 4H. below), Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's commercially reasonable judgment, for normal business operations, except to the extent Tenant installs equipment at any time following the Commencement Date which materially and adversely affects the HVAC volume required for the temperature maintained by the air conditioning system. If Tenant installs such equipment at any time following the Commencement Date, Landlord may, upon reasonable prior written notice to Tenant (and Tenant's failure to cure such material and adverse affect within a reasonable time thereafter), install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the actual and reasonable cost of installation, operation, repair and maintenance thereof. Landlord may enlarge the Building's normal business hours, for this purpose, at any time in its commercially reasonable discretion, but will not reduce the hours below those set forth above. Notwithstanding anything herein to the contrary, Landlord shall continue to provide an HVAC volume and supply to that portion of the Premises comprising "Suite 101-A" comparable to, but in no event less than, the HVAC volume and supply provided to "Suite 101-A" prior to the Commencement Date pursuant to the existing lease agreement dated as of June 12, 1997 by and between Landlord and Tenant (as amended, the "Current Lease"), which Current Lease shall be deemed to have expired and terminated upon the Commencement Date hereunder.

Landlord shall furnish heating and air conditioning outside of normal business hours ("After Hours HVAC"), at Tenant's sole cost and expense, provided Tenant gives Landlord a request for After Hours HVAC at least one (1) business day in advance. Landlord shall charge Tenant for After Hours HVAC at the "After Hours HVAC Rate" as reasonably established by Landlord from time to time to approximate the cost of providing the After Hours HVAC. Tenant acknowledges that After Hours HVAC cannot be supplied to less than one (1) full zone at a time. In the event After Hours HVAC is requested by more than one tenant of the Building for the same time period and the same zone, the charge for the After Hours HVAC shall be apportioned among those tenants on an equal basis.

B.           Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

C.           Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment, including, without limitation, the laboratory equipment currently located in that portion of the Premises comprising "Suite 101-A" under the Current Lease, or any other laboratory equipment comparable thereto (collectively, the "Lab Equipment"). This does not include special lighting in excess of building standard, or any other item of electrical equipment which singularly requires a voltage which exceeds other than one hundred twenty (120) volts (plus/minus ten percent) single phase, except for the Lab Equipment as aforesaid. Except for the Lab Equipment, Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If any or all of Tenant's equipment (other than the Lab Equipment) requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment, but specifically excluding the Lab Equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs. Except for the Lab Equipment, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, use any apparatus or device in or about the Premises which shall cause any substantial noise or vibration or which will increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises as general office space. Tenant shall not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

As used above, the term "sufficient electricity to operate normal office lighting and equipment (inclusive of the Lab Equipment as aforesaid)" means sufficient electrical capacity to operate (i) the Lab Equipment, (ii) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3.0 watts per usable square foot with respect to that portion of the Premises comprising "Suite 101-B"; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per usable square foot with respect to that portion of the Premises comprising "Suite 101-B" (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load For Suite 101-B"). Should Tenant's total rated electrical design load for that portion of the Premises comprising "Suite 101-B" (including, but not limited to, computer or telephone rooms, but specifically excluding that portion of the Premises comprising "Suite 101-A" and the Lab Equipment located therein from time to time) exceed the Building Standard Rated Electrical Design Load For Suite 101-B for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All actual and reasonable expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual and reasonable accounting expenses incurred by Landlord in connection with the metering thereof.

D.            Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes, as well as hot and cold tap water for laboratory purposes with respect to that portion of the Premises comprising "Suite 101-A" (which water for laboratory purposes shall be furnished by Landlord in a volume and supply comparable to, but in no event less than, the laboratory water volume and supply provided to "Suite 101-A" prior to the Commencement Date pursuant to the Current Lease). Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

E.             Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building, except on the Holidays listed in Subsection 4H. below.

F.            Interruption of Services. If any of the Building equipment or machinery ceases to function properly from any cause, Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least three (3) consecutive business days, Base Rent and Operating Cost Share Rent shall be thereafter abated proportionately until such time as such services are restored and the Premises is once again tenantable.

G.            Public Utility Requirements. In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Landlord or Tenant must reduce, or maintain at a certain level, the consumption of electricity for the Premises, the Building or the Project, which affects the heating, air-conditioning, lighting, or hours of operation of the Premises, Building or Project, Landlord and Tenant shall each adhere to and abide by these laws, regulations or administrative orders without any reduction or abatement in Rent.

H.            Holidays. Landlord shall not be required to furnish services on the following "Holidays"; New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day, any other national holiday promulgated by a Presidential Executive Order or Congressional Act and any other holiday generally recognized as such by landlords of office space in the metropolitan Phoenix office market, as determined by Landlord in good faith (and so long as tenants representing not less than sixty percent (60%) of the total rentable area of the Project also recognize such other holiday). If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Phoenix, Arizona on account of said holiday shall constitute the Holiday under this Lease.

I.             Parking.

(1)    Provided that Tenant shall not default, or be in default, beyond any applicable notice and cure period at any time under the terms and conditions of this Lease, and provided further that Tenant shall comply with and abide by any parking rules and regulations from time to time in effect, Tenant shall have a license to park up to, but not more than, a number of passenger automobiles (but not abnormally heavy vehicles) in parking spaces located in the parking lots provided by Landlord from time to time for the Project, equal to the Total Spaces set forth or calculated under Section 13 of the Schedule, of which (i) thirty (30) (the "Covered Spaces") shall be in reserved, covered parking areas provided and designated by Landlord from time to time for Tenant's exclusive use, and (ii) the balance (the "Uncovered, Unreserved Surface Spaces") shall be uncovered, unreserved spaces used in common with all other tenants, visitors and occupants to or in the Project.

Tenant covenants and agrees not to park or permit to be parked by its agents, servants or employees more vehicles than the Total Spaces at any time at or on the Project or any lots provided by Landlord for the Project, and in the event Tenant causes or permits more vehicles than designated herein to be parked, the same shall constitute a default under this Lease. Each automobile shall, at Landlord's option to be exercised from time to time, bear a permanently affixed and visible identification sticker or tag to be provided from time to time by Landlord. Tenant shall not and shall not permit its employees, agents, servants, licensees, customers or invitees to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant's use (except for visitor parking spaces and delivery parking spots when properly used). This license is for self-service parking only and does not include additional rights or services. Landlord shall not have any obligation to monitor or enforce Tenant's parking licenses or privileges. Except for the gross negligence or willful misconduct of Landlord or its operators, agents, servants, licensees or employees, neither Landlord nor its operators, agents, servants, licensees or employees shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any parking areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any parking areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above. Tenant further agrees to indemnify, defend and hold harmless Landlord for, from and against all claims or liabilities arising out of loss or damages to property or injury to or death of persons, or both, relating to any of the foregoing to the extent arising from any act or omission of Tenant or Tenant's agents or employees, except to the extent caused by the gross negligence or willful misconduct of Landlord or its operators, agents, servants, licensees or employees. Except pursuant to an assignment permitted under the Lease, Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

(2)           In the event any tax, surcharge, imposition or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking, parking spaces, the parking rights or license granted hereby, or the vehicles parking in the parking spaces referred to herein, Tenant shall pay the same to Landlord as additional rent hereunder, payable with monthly installments of Monthly Rent or as otherwise required by Landlord.

(3)           Landlord or its agents shall have the right (but not the obligation), from time to time as a part of Operating Costs, to monitor all parking spaces for the Project to assure that Tenant, its employees, agents and contractors are parking only in the areas designated by Landlord from time to time for Tenant's use. Landlord shall have the right to tow away, at the expense of the vehicle owner, any vehicles that do not park in spaces designated for Tenant's use or any vehicles of Tenant's invitees not parked in areas designated for Tenant's use or visitors parking. Landlord shall only invoice the Tenant and not individual employees for said parking. Landlord shall have the right to modify the overall site parking plan including the right to change the location of any spaces previously reserved for Tenant's use, whether covered or uncovered and/or whether surface or garage (so long as the total number of parking spaces available to Tenant is not materially or adversely affected thereby). Landlord shall also have the right to pursue other rights and remedies available at law or in equity.

(4)           Landlord or its agents shall have the right from time to time with ten (10) days prior written notice to the Tenant to substitute other Covered Spaces within the Project for the Covered Spaces referenced hereinabove.

(5)           [Intentionally Omitted]

(6)           All rental or other charges set forth above shall be due and payable at the same times as the monthly installments of Base Rent are payable under the Lease and shall in general be subject to the terms and provisions as are applicable to rental installments under the Lease, including without limitation, payment of privilege, rental or other taxes on such rental charges.

5.             ALTERATIONS AND REPAIRS.

A.            Landlord's Consent and Conditions.

From and after the Completion Date, Tenant shall not make any improvements or alterations to the Premises or elsewhere (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall pay Landlord's standard reasonable charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) materially and adversely impacts the base structural components or systems of the Building, (b) materially and adversely impacts any other tenant's premises, or (c) is visible from outside the Premises.

Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

The following requirements shall apply to all Work:

(1)           Prior to commencement, Tenant shall furnish to Landlord building permits and certificates of insurance reasonably satisfactory to Landlord.

(2)           Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

(3)           The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

(4)           Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(5)           Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

(6)           Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed five percent (5%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

(7)           Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

B.           Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property located therein, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The actual and reasonable cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

C.           No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within thirty (30) days thereafter either discharge or contest the lien or claim. If Tenant contests the Hen or claim, then Tenant shall (i) within such thirty (30) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the actual amount paid, as well as reasonable attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

D.           Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (so long as Landlord, at the time it gives its consent to the performance of such construction, expressly requires in writing that such Work be removed upon termination).

E.           Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any Work which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any Work to any portion of the Project other than the Premises installed by or at the direction of Tenant. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any actual and reasonable expenses incurred for disposition.

6.            USE OF PREMISES. Tenant shall use the Premises only for general office and "wet lab" purposes. Tenant shall not allow more than one employee or independent contractor per each one hundred fifty (150) usable square feet of the Premises to use or occupy the Premises. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises (except for those items required in connection with laboratory work in the Premises; provided, such items shall be used and maintained in accordance with applicable Governmental Requirements). Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's particular manner of use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

7.            GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its particular manner of use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

8.            WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE

A.           Indemnity by Tenant. To the extent not covered by Section 8B below or Landlord's insurance, and subject to the exclusions and limitations set forth in this Lease, Tenant shall and does hereby indemnify Landlord and Landlord's officers, agents, contractors, employees or invitees and agrees to save it harmless and, at Landlord's option, defend it for, from and against any and all claims (whether groundless or not), actions, damages, liabilities and expenses, including without limitation reasonable attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property suffered by any person to the extent caused by Tenant, its officers, agents, contractors, employees, licensees and invitees, or which arises from or out of the business of Tenant, or the occupancy or use by Tenant of the Premises, or any part thereof, or of any other part of the Project, occasioned or alleged to be occasioned wholly or in part by any act or omission of Tenant, its officers, agents, contractors, employees, licensees or invitees, except to the extent that any of the same arises from the negligence or willful misconduct of Landlord or Landlord's officers, agents, contractors, or employees.

B.            Indemnity by Landlord. To the extent not covered by Section 8A above or Tenant's insurance, and subject to the exclusions and limitations set forth in this Lease, including Section 8C, Landlord shall and does hereby indemnify Tenant and Tenant's officers, agents, contractors, and employees and agrees to save it harmless and, at Tenant's option, defend it for, from and against any and all claims (whether groundless or not), actions, damages, liabilities and expenses, including without limitation reasonable attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property suffered by any person to the extent caused by Landlord, its officers, agents, contractors, or employees, or which arises from or out of the business of Landlord, or the occupancy or use of the common areas of the Project, or any part thereof, occasioned or alleged to be occasioned wholly or in part by any act or omission of Landlord, its officers, agents, contractors, or employees, except to the extent that any of the same arises from the negligence or willful misconduct of Tenant or Tenant's officers, agents, contractors, employees, licensees and invitees.

C.            Landlord's Not Responsible for Acts of Others. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord's officers, agents, contractors, employees, licensees or invitees, Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons in, or occupying leased space in, the Project or any part of any premises adjacent to or connecting with the Project, including the failure of such persons to perform their lease obligations, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical, water, gas, sewer, sprinkler, steam or other cable, wires, pipes or other equipment. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord's officers, agents, contractors, employees, licensees and invitees, to the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, members, managers, employees, contractors or agents for business interruption or damage to property sustained by Tenant as a result of any act or omission of Landlord, its officers, directors, members, managers, employees, contractors or agents. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Project as Tenant is herein given the right to use, at Tenant's own risk.

D.            Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1)            Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate for bodily injury, sickness or death, and property damage, and (d) umbrella coverage of not less than Five Million Dollars ($5,000,000.00).

(2)           Property Insurance against "All Risks" of physical loss covering the replacement cost of all Work, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

(3)           Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident	$500,000.00
Disease-Policy Limit	$500,000.00
Disease-Each Employee	$500,000.00

(4)           Business interruption insurance.

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds with respect to insurance required of the Tenant in Section 8D(T). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1)           Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) with respect to personal injury, death or property damage.

(2)           Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident	$500,000.00
Disease-Policy Limit	$500,000.00
Disease-Each Employee	$500,000.00

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

E.             Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

F.             Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

9.             FIRE AND OTHER CASUALTY.

A.           Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the estimated amount of time needed to restore the Building and the Premises to tenantability, using standard working methods (the "Architect's Certification"'). If the estimated time needed exceeds nine (9) months from the Architect's Certification, or if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable or inaccessible after the casualty.

B.            Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.   In the event that such restoration is not completed for any reason within twelve (12) months following the Architect's Certification, Tenant shall have the right to terminate this Lease upon ten (10) days' written notice to Landlord, except to the extent that such failure is due to delays attributable to the acts or omissions of Tenant.

10.           EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein.

11.           RIGHTS RESERVED TO LANDLORD.

Landlord may, in its commercially reasonable discretion, exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

A.            Name. To change the name or street address of the Building or the suite number(s) of the Premises; provided, in such event, Landlord shall reimburse Tenant for Tenant's actual and reasonable costs incurred in connection with replacing Tenant's existing stationery stocks to the extent reflecting the previous name and/or street address of the Building or the suite number(s) of the Premises, as the case may be.

B.            Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building. Tenant shall be entitled to install Building signage at its sole cost, in a manner and at a location reasonably approved by Landlord. Tenant shall be solely responsible to maintain such signage in a good and attractive condition and to remove any signage installed by Tenant prior to or at any time during the Term hereof upon termination or expiration of the Lease and to repair all damage resulting therefrom, at Tenant's sole cost. In addition to Landlord's approval of Building signage, Tenant agrees and acknowledges that it is solely responsible to obtain all required permits from the City of Tempe, and that such signage is subject to the approval of Papago Park Center in accordance with their signage requirements and to compliance with established signage guidelines for The Reserve at Papago Park Center, copies of which have been delivered to Tenant.

C.            Window Treatments. To reasonably approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

D.            Keys. To retain and use at any time all passkeys, access cards and/or entry codes to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

E.            Access. Upon reasonable prior notice, to have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

F      Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

G.    Heavy Articles. To reasonably approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

H.    Show Premises. To show the Premises to prospective purchasers, brokers, lenders, investors, rating agencies or others (except prospective tenants) at any reasonable time, and to show the Premises to prospective tenants during the last twelve (12) months of the Term, provided in each case that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

I.     Relocation of Tenant. [Intentionally Omitted]

J.     Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

K.    Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises (provided that Landlord shall use commercially reasonable efforts not to interfere with Tenant's use of the Premises in connection therewith), to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours; provided, (i) with respect to work which does not materially and adversely affect Tenant's ability to conduct its business in the Premises, Tenant may, except in the event of an emergency or in the event of an interruption in base building systems or services, nevertheless request that such work be done after business hours, and in such event, Tenant shall pay Landlord for the overtime and other expenses incurred as a result thereof, and (ii) with respect to work which does materially and adversely affect Tenant's ability to conduct its business in the Premises, Landlord shall, except in the event of an emergency or in the event of an interruption in base building systems or services, cause such work to be performed after business hours at Landlord's sole cost and expense. Landlord may do or permit any work on any nearby building, land, street, alley or way. Notwithstanding anything herein to the contrary, Landlord shall use commercially reasonable efforts to perform any such work hereunder in a manner so as to minimize any interference with Tenant's business operations in the Premises.

L.     Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

M.   Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

N.    Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

12	TENANT'S DEFAULT.

Any of the following shall constitute a default by Tenant:

A.           Rent Default. Tenant fails to pay any Rent within ten (10) days following Tenant's receipt of written notice thereof;

B.            Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17, Assignment and Sublease, or Section 28, Hazardous Substances, and fails to cure such default within ten (10) days following Tenant's receipt of written notice thereof from Landlord (except that, if Tenant begins to cure its failure within such 10-day period but cannot reasonably complete its cure within such 10-day period, then, so long as Tenant continues to diligently attempt to cure its failure, such 10-day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure);

C.            Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and such failure continues for thirty (30) days after Tenant's receipt of written notice thereof from Landlord (except that, if Tenant begins to cure its failure within such 30-day period but cannot reasonably complete its cure within such 30-day period, then, so long as Tenant continues to diligently attempt to cure its failure, such 30-day period shall be extended to one hundred twenty (120) days, or such lesser period as is reasonably necessary to complete the cure);

D.            Credit Default. One of the following credit defaults occurs:

(1)           Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for period of sixty (60) days or results in the entry of an order for relief against Tenant which is not fully stayed within thirty (30) days after entry;

(2)           Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(3)            Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

E           Vacation or Abandonment Default. Tenant vacates or abandons the Premises and ceases paying Rent therefor.

13	LANDLORD REMEDIES.

A.           Termination of Lease or Possession. If Tenant defaults, and such default continues beyond any applicable notice and cure period hereunder, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Landlord shall use commercially reasonable efforts to mitigate its damages hereunder.

B.            Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the fair market rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

C.            Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due.   Any excess proceeds shall be retained by Landlord (after first being applied to any outstanding obligations of Tenant hereunder).

D.            Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

E.            WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN MARICOPA COUNTY, ARIZONA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY  PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

F.             Enforcement Costs. In the event of any litigation or proceeding commenced by either party to enforce the terms of this Lease, the non-prevailing party in any such litigation or proceeding shall pay the reasonable attorneys' fees and other costs of the prevailing party in such litigation or proceeding.

14.           SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty and condemnation damage excepted. If Landlord requires Tenant to remove any Work in accordance with the terms and provisions of this Lease, then Tenant shall remove such Work in a good and workmanlike manner and restore the Premises to its condition prior to their installation, ordinary wear and casualty and condemnation damage excepted.

15.           HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of the Lease without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance for the entire Premises upon all of the terms of this Lease, except that Tenant shall pay all of Base Rent and Operating Cost Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a per diem basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and reasonably determined consequential damages to the extent resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

16.	SUBORDINATION TO GROUND LEASES AND MORTGAGES.

A.           Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) business days of the request, execute and deliver to the requesting party any commercially reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. Notwithstanding anything herein to the contrary, and as a condition of the subordination of this Lease hereunder, Landlord shall obtain from any existing lender with an interest in the Project, and any future lender who obtains an interest in the Project at any time hereafter, a subordination, non-disturbance and attornment agreement ("SNDA") for the benefit of Tenant, which SNDA shall be reasonably acceptable to Tenant in form and substance.

B.            Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, upon request of such owner, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any commercially reasonable document furnished by the requesting party to evidence Tenant's agreement to attorn.

C.            Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

D.            Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

E.            Definitions. As used in this Section 16, "mortgage" shall include "deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

17.           ASSIGNMENT AND SUBLEASE.

A.            In General. Except as expressly permitted under Subsection 17G hereof, Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's actual and reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall sublet the Premises in its entirety (other than a sublease to a Permitted Transferee), any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein (provided, in no event shall any such subletting affect the termination option set forth in Section 31 hereof, and the same shall remain in full force and effect notwithstanding any such assignment or subletting, and in no event shall an assignment hereunder which is approved by Landlord extinguish or otherwise affect the rights and options referenced above or the termination option set forth in Section 31 hereof).

B.             Landlord's Consent. Landlord will not unreasonably withhold, condition, or delay its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default beyond any applicable notice and cure period under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party with whom Landlord has entered into bona fide lease negotiations for space in the Project at any time during the previous three (3) months, (iii) the nature of business of the proposed assignee or subtenant is not consistent with the uses permitted hereunder, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

C.            Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, a copy of the proposed assignment or sublease, and information reasonably sufficient to permit Landlord to determine the character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease the assignee shall execute and deliver in form reasonable satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease arising from and after the effective date of such assignment. As a condition to any effective sublease, subtenant shall execute and deliver in form reasonably satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease arising from and after the effective date of such sublease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

D.            Change of Ownership. Except as expressly permitted under Subsection 17G hereof, any transaction resulting in direct or indirect change in fifty percent (50%) or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

E.             Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess immediately upon receipt, and after deducting Tenant's actual and reasonable costs of such assignment or sublease, including leasing commissions, allowances, and concessions and marketing costs.

F.            Recapture. [Intentionally Omitted]

G.            Permitted Transferees. Notwithstanding anything in this Section 17 to the contrary Tenant may assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord to a Permitted Transferee (as hereinafter defined) provided that: (a) Tenant is not at such time, and such Permitted Transferee on the effective date of such assignment or sublease will not be, in default beyond any applicable notice and cure period hereunder; (b) such Permitted Transferee shall execute an instrument in writing assuming by assignment the terms of this Lease from and after the effective date of such assignment, or acknowledging that such sublease is subject and subordinate to all of the terms and conditions of this Lease and Tenant shall deliver the same to Landlord; and (c) all documents and information required hereunder shall be delivered by Tenant to Landlord at least ten (10) days prior to the effective date of such assignment or sublease. As used herein, a "Permitted Transferee" shall mean (i) any entity owned or controlled by Tenant, (ii) any entity of which Tenant is a parent or subsidiary, (iii) any entity which is under common ownership or control with Tenant, (iv) any entity into which Tenant is merged or consolidated or which consolidates into Tenant, or (v) any entity which acquires all or substantially all of the assets and liabilities of Tenant. Notwithstanding any assignment or sublease to a Permitted Transferee hereunder, Tenant shall remain primarily liable for all of its obligations under this Lease arising prior to or at any time after such assignment or subletting.

18.           CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall, so long as the transferee expressly assumes and agrees to be bound by all of Landlord's obligations hereunder, be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

19.           ESTOPPEL CERTIFICATE. Each party shall, within ten (10) business days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent and the current Operating Cost Share Rent estimate, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other factual matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

20.           SECURITY DEPOSIT. [Intentionally Omitted]

21.           FORCE MAJEURE. Neither Landlord nor Tenant shall be in default under this Lease to the extent Landlord or Tenant, as the case may be, is unable to perform any of its obligations on account of any strike or labor problem, act of God, unusual inclement weather, energy reduction, shortage or blackout, governmental preemption or prescription, unusual governmental delay, national emergency, or any other cause of any kind beyond the reasonable control of such party ("Force Majeure").

22.           INTENTIONALLY OMITTED

23.           NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

A.	Landlord. To Landlord as follows:

Phoenix Investors #13, L.L.C.
c/o Chamberlain Family Trust
1150 West Washington, Suite 120
Tempe, Arizona 85281

or to such other person at such other address as Landlord may designate by written notice to Tenant.

B.	Tenant. To Tenant as follows:

Orthologic Corp.
1275 W. Washington, Suite 101
Tempe, Arizona 85281

With a copy to:

Quarles & Brady LLP
One Renaissance Square
Two North Central Avenue
Phoenix, Arizona 85004
Attn: Steven P. Emerick, Esq.

or to such other person at such other address as Tenant may designate by written notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

24.           QUIET POSSESSION. So long as Tenant is not then in default beyond any applicable notice and cure period hereunder, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

25.           REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord represents to Tenant that Landlord has not dealt with any real estate broker with respect to this Lease except for any brokers) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party with whom Tenant has dealt for any payment of any kind in connection with this Lease   Landlord shall indemnify and defend Tenant against any claims by any other broker or third party with whom Landlord has dealt for any payment of any kind in connection with this Lease.

26.           MISCELLANEOUS.

A.            Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

B.            Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent, Operating Cost Share Rent and Parking Charges), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within thirty (30) days of Tenant's receipt of Landlord's statement.

C.            Meaning of "Landlord". "Re-Entry". "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation". The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

D.            Time of the Essence. Time is of the essence of each provision of this Lease.

E.             No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

F.             Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

G.             Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

H.            Lease Modification. Tenant agrees to modify this Lease in any way reasonably requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially or adversely affect Tenant's rights, interests, or obligations under this Lease or Landlord's obligations under this Lease.

I.              No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

J.             Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach following such notice and thereafter diligently pursues such cure to its completion as soon as reasonably practicable. Landlord may cure any default by Tenant which Tenant fails to cure within the applicable notice and cure periods set forth herein; any actual and reasonable expenses incurred shall become Additional Rent due from Tenant on demand by Landlord. In the event Landlord fails to cure or commence to cure as aforesaid, Tenant shall have all of its rights and remedies at law, in equity, and under this Lease.

K.            Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

L.            Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

M.           Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

N.            Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

O.            Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

p.             Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building (so long as no such installations or repairs within the Premises materially or adversely affect Tenant's use or occupancy thereof, or the configuration thereof).

Q.            Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

R.             No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease, except to the extent otherwise required by applicable Governmental Requirements.

S.             Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

T.            No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

U.            Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

V.            Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

W.           Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

X.            Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent not received within five (5) business days from the due date thereof from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

Y.            Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor and subsequent to the public filing thereof, if applicable, Tenant shall deliver to Landlord the current audited annual and unaudited quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

27.           UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not (i) require Tenant to make more payments or accept fewer services from Landlord than this Lease provides, (ii) materially or adversely affect Tenant's rights, interests, or obligations hereunder, or (iii) materially affect Landlord's obligations hereunder.

28.           HAZARDOUS SUBSTANCES. Except for reasonable quantities of such items customarily present in general office or "wet lab" use (which items shall nevertheless be used and maintained by Tenant in accordance with applicable Governmental Requirements), Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises as a result of the acts or omissions of Tenant or Tenant's officers, agents, employees, or contractors, Tenant shall pay for such testing.

29.           EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and the rents, profits, income, and proceeds thereof, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

30.           RENEWAL OPTION. Tenant shall have one (1) option to renew the Term of the Lease, for an additional two (2) year period (the "Extended Term") upon the same terms and conditions as contained in this Lease, except for the Base Rent which shall be $I7.05 per square foot of Rentable Area per year (with such figure determined based on the final square footage of Rentable Area under Section 3 of the Schedule). To exercise this option, Tenant must deliver written notice of the exercise to Landlord at least six (6) months prior to the original Termination Date of this Lease and Tenant must not be in default beyond any applicable notice and cure period under this Lease at the time Tenant delivers such notice. If Tenant does not timely give such notice, this Section 30 will be of no further force or effect and Tenant will have no renewal option. If Tenant timely gives notice of its exercise of this option, then the parties shall promptly execute an amendment to this Lease prepared by Landlord to confirm the extension of the Term to the Extended Term and the Base Rate applicable thereto, which amendment shall be reasonably acceptable to each of Landlord and Tenant.

31.           TENANT'S TERMINATION RIGHT. Tenant shall have an option to cancel the remainder of the initial Lease Term effective as of the last day of the thirty-sixth (36th) full calendar month following the Commencement Date (the "Early Termination Date"). To exercise this option, Tenant must (a) deliver written notice of the exercise thereof to Landlord at least nine (9) months prior to the Early Termination Date (the "Termination Option Exercise Date"), and (b) concurrently with the giving of such notice, pay to Landlord a termination fee equal to the sum of (i) six (6) months of Base Rent (approximately $131,626.00), plus (ii) all unamortized leasing commissions paid to Tenant's broker in connection with this Lease (approximately $26,325.00) (with each such figure determined based on the final square footage of Rentable Area under Section 3 of the Schedule). Tenant must also not be in default beyond any applicable notice and cure period under this Lease at the time Tenant delivers such notice. If Tenant fails to deliver such items on or before the Termination Option Exercise Date, the option to terminate shall be deemed waived for all purposes and shall no longer be available to Tenant. Upon Tenant's delivery of the notice and termination fee described above, the Lease Term shall be deemed adjusted in accordance with the provisions of this Section 31. If Tenant timely gives notice of its exercise of this option, then the parties shall promptly execute an amendment to this Lease or a lease termination agreement prepared by Landlord to confirm the change of the Lease Term, which amendment or agreement shall be reasonably acceptable to each of Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

PHOENIX INVESTORS #13, L.L.C. an Arizona limited liability company

By	Greenwood and McKenzie, a California general partnership
Its	Manager

	By	/s/ Carl Greenwood
Carl Greenwood
	Its	Managing General Partner

By	Chamberlain Family Trust dated September 21, 1979, Restated January 9, 2002
Its	Manager

	By	/s/ James M. Chamberlain
James M. Chamberlain
	Its	Trustee

	By	/s/ Patsy L. Chamberlain
Patsy L. Chamberlain
	Its	Trustee

TENANT:

ORTHOLOGIC CORP., a Delaware corporation

By:	/s/ Les M. Taeger
Print Name:	Les M. Taeger
Print Title:	CFO

ORTHOLOGIC
(PROPOSED ADDITION)
FLOOR AREA 4,547 U.S.F.
410
U.S.F.
ORTHOLOGIC
3,150 U.S.F.
ORTHOLOGIC
(LABS)
6,700 U.S.F.

ORTHOLOGIC LEASE
APPENDIX 'A'

APPENDIX A

PLAN OF THE PREMISES

(attach floor plan depicting the Premises)

1 of 1

APPENDIX B

RULES AND REGULATIONS

1.           Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

2.            The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as reasonably directed by Landlord.

3.            The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall reasonably cooperate to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

4.            The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5.            Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6.            Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or vending machines, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

7.            Except as otherwise provided in the Lease, Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

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8             Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting without the consent of Landlord. The location of telephones call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

9             No additional locks shall be placed upon any windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys, access cards and passes for offices, rooms, parking facilities and toilet rooms which shall have been furnished Tenant. Notwithstanding the foregoing, but subject to the applicable terms and provisions of the Lease, Tenant may install an access control system controlling access to the Premises.

In the event of the loss of keys or cards so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys or cards and shall order all such keys and cards solely from Landlord and shall pay Landlord for any keys or cards in addition to the sets of keys and/or cards originally furnished by Landlord for each lock.

10           Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as reasonably approved by Landlord.

11.           No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be reasonably designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any  item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

12           Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

13           Without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, Tenant shall not use the name of the Project or any picture of  the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

14           Tenant shall reasonably cooperate with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use Tenant shall keep corridor doors closed and window coverings and/or blinds in their down position.

15           Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage which may arise from a cause other than the negligence or willful misconduct of Landlord or Landlord's officers, agents, employees, or contractors which includes keeping doors locked and other means of entry to the Premises closed and secured.

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16.           Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

17.           Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates applicable Governmental Requirements.

18.           No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that disabled persons may be accompanied by "service" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

19.           Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

Accordingly:

(a)           Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their commercially reasonable discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b)           Tenant agrees that it and its employees will reasonably cooperate with Project employees in the implementation of any and all security procedures.

(c)           Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

20.           Tenant shall not do or permit the manufacture, sale, purchase, or use of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

21.           Tenant shall not disturb the quiet enjoyment of any other tenant.

22.           Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

23.           Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

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24.           No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

25.           Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

26           Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. Landlord hereby agrees that Tenant may use devices in the Premises to play music or television so long as the volume of sound does not disturb other tenants in the Building.

27.           Tenant shall promptly remove all rubbish and waste from the Premises. Tenant shall break large boxes down to a "flat" condition prior to placement in the trash.

28.           Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

29.           [Intentionally Omitted]

30.           Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

31.           Except for minor repairs or activities to facilitate the installation or removal of artwork white boards, or similar standard office or laboratory accessories in the Premises, Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

32.           Whenever Landlord's consent, approval or satisfaction is required under these Rules then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval shall be granted or withheld in Landlord's reasonable discretion, and Landlord's satisfaction shall be determined in its commercially reasonable judgment.

33.           Tenant and its employees shall reasonably cooperate in all fire drills conducted by Landlord in the Building.

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34.           Tenant shall direct all employees who work at the Premises to dress, act, and behave in a manner appropriate for a comparable commercial office building located in the Phoenix, Arizona marketplace, including, without limitation, not sleeping or loitering in lobbies or other common areas.

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APPENDIX C

TENANT IMPROVEMENT AGREEMENT

1. TENANT IMPROVEMENTS. The Premises will include those items shown or described on the attached Appendix C-l ("Shell Improvements") and the other improvements (the "Tenant Improvements") to be completed in accordance with plans and specifications approved by Tenant and Landlord (the "Plans"), which approvals shall not be unreasonably withheld, conditioned, or delayed. The Shell Improvements and the Tenant Improvements shall be performed at the Landlord's sole cost and expense.

Landlord shall cause the Plans to be prepared by Phoenix Design One, consistent with the space plan dated June 7, 2007 and in substantial conformity with Building standards from the original construction drawings for the Building as reasonably interpreted by Landlord, but similar in quality and appearance as currently constructed in Suite 102 (collectively, the "Tenant Improvement Requirements"). Landlord shall furnish the initial draft of the Plans to Tenant solely for Tenant to verify the Plans are consistent with the Tenant Improvement Requirements. Tenant shall, within two (2) weeks after receipt, either provide comments to such Plans noting the inconsistencies with the Tenant Improvement Requirements or approve the same. Tenant shall be deemed to have approved such Plans if it does not timely provide comments on such Plans. If Tenant provides Landlord with comments to the initial draft of the Plans noting inconsistencies from the Tenant Improvement Requirements, Landlord shall provide revised Plans to be consistent therewith within one (1) week after receipt of Tenant's comments. Tenant shall, within one (1) week after receipt, then either provide comments to such revised Plans noting the inconsistencies with the Tenant Improvement Requirements or approve such Plans. Tenant shall be deemed to have approved such revised Plans if Tenant does not timely provide comments on such Plans. The process described above shall be repeated, if necessary, until the Plans have been finally approved by Tenant. Tenant's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Tenant or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable Governmental Requirements. Landlord shall cause the Plans and each component thereof (and any modifications thereof) to comply with all applicable Governmental Requirements.

Sun State Builders will perform the construction of the Tenant Improvements. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 3 hereof) and Force Majeure. Landlord will cause the Tenant Improvements to be constructed (i) in substantial accordance with the Plans and the Tenant Improvement Requirements, (ii) in a good and workmanlike manner, (iii) utilizing good grades of materials and finishes, and similar in quality and appearance as currently constructed in Suite 102, and (iv) in compliance with all applicable Governmental Requirements. Landlord shall warrant that all of the Tenant Improvements and the materials incorporated therein shall be free from defects in material and workmanship for a period of one (1) full year from the date of substantial completion, or for the duration of any third-party warranty period applicable to the Tenant Improvements, if longer.  Without limiting Landlord's repair obligations to the extent expressly set forth in the Lease, Landlord shall, at Landlord's sole cost and expense, promptly repair or replace any such defective Tenant Improvements evidenced by written notice to Landlord within such one (1) year period, or use commercially reasonable efforts to cause the same to be repaired within any third-party warranty period by the applicable third-party warrantor, as the case may be.

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2.           CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Tenant Improvements, Tenant shall deliver to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned, or delayed, plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders, but shall receive a credit against the cost of such Change Orders for any savings in, or reduction of, the Tenant Improvements occasioned thereby.

3.           COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed until the Tenant Improvements have been substantially completed (the "Completion Date"). except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

(a)           Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

(b)           Contractor's performance of any Change Orders; or

(c)           Tenant's request for materials, finishes or installations in excess of the Tenant Improvement Requirements requiring unusually long lead times; or

(d)           [Intentionally Omitted]

(e)           Tenant's delay, following receipt of written request therefor, in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one (1) week after receipt of such written request for information from the Landlord; or

(f)           Tenant's delay in making payments to Landlord for costs of Change Orders; or

(g)           Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed due to a Tenant Delay, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay, and such date shall be deemed to be the Commencement Date If the Commencement Date is delayed for any other reason, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements were in fact completed, and such date shall be the Commencement Date.

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Upon substantial completion of the Tenant Improvements, the parties will conduct a walkthrough inspection to identify any missing or nonconforming work, and prepare a "Punch List" thereof, and neither party shall unreasonably withhold approval concerning any such items. So long as Tenant's ability to use and occupy the Premises is not materially or adversely affected thereby, the existence of "Punch List" items to be completed or remedied by Landlord's contractor shall not delay or affect the Completion Date. Landlord shall thereafter cause its contractor to complete any such unfinished Tenant Improvements within forty-five (45) days thereafter, subject to Force Majeure and Tenant Delay. All defective work, materials, and equipment comprising part of the initial Tenant Improvements hereunder will be repaired or replaced by or at the direction of Landlord as provided in Section 1 hereof. If there is any dispute as to whether substantial completion of the Tenant Improvements has occurred, either Landlord or Tenant may request a good faith decision by an independent architect or contractor which shall be final and binding on the parties.

4.            ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy (and to continue occupying those portions of the Premises subject to the Current Lease, as applicable). Any such permission shall constitute a license only, conditioned upon Tenant's:

(a)           working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

(b)           obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

(c)           furnishing Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of such entry.

In the event of any interference or disharmony attributable to Tenant, Landlord shall have the right to withdraw such license upon twenty-four (24) hours' written notice to Tenant (and Tenant's failure to cure such interference or disharmony within such 24-hour period). Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

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5.             MISCELLANEOUS.

Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

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KEY PLAN

GRADE DOOR TO BE REPLACED BY GLAZING SYSTEM
EXIT DOOR TO BE UPGRADED TO MATCH WOOD DOORS
GLAZING SYSTEM @ CORRIDOR SUBJECT TO CITY APPROVAL
18'-2"
12'-0"
19'-3"
22'-11"
20'-9"
8'-0"
18'-0"
9'-0"
6'-3"
5'-0"
12'-6"
27'-3"
16'-0"
12'-9"
2'-0"
12'-3"
10'-0"
CONFERENCE
SMALL CONFERENCE
ELECTRICAL
OFFICE
STORAGE
RECEPTION
COPIER
GEN STO
TO BE DEMOLISHED
NEW WALL
(NEW DOORS TO MATCH EXISTING 8'-0" HGT. DOOR & SIDELIGHT)

CONCEPTUAL FLOOR PLAN

SUNSTATE BUILDERS

ORTHOLOGIC ADDITION

SUN STATE BUILDERS

WWW.SUNSTATEBUILDERS.COM

SHEET NO.

T13

APPENDIX C-l

BUILDING SHELL CONDITIONS

All structural wall, floor and roof support systems to support office floor live loads including partitions, ceilings, etc., of one hundred (100) pounds per square foot.

All exterior glass, wall finishes and weather protection systems.

Common toilet facilities, per Code, common lobbies, foyers, stairs and elevators.

Automobile parking facilities including paving, lighting and parking structure.

Central plant heating and air conditioning with main supply to tenant suites, include heat pumps stockpiled at tenant suites at one (1) ton per 260 square feet.   Installation, electrical hookup and low pressure air handling (distribution duct work, diffusers and vents) is not included.

Main electrical service to Building and distribution of electrical power from main service to main electrical room on each floor. Light fixtures, installation and connection is not included.

Main fire sprinkler piping with heads established on a predetermined pattern.

Ceiling tile and grid materials are provided as part of Landlord's shell work. Installation is not included.

Window Covering: Building Standard architectural miniblinds on all exterior windows.

Public Corridor Partitions: Building Standard, 5/8" thick, gypsum board and base molding attached to corridor side of 3 1/2" metal studs on 24" centers with acoustic insulation built from floor to deck above. Tenant side gypsum board, base and finish is not included. Tenant side of exterior walls is not included.

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APPENDIX D
GROUND LEASES AND MORTGAGES CURRENTLY AFFECTING THE PROJECT

1.
Papago Park Center Ground Lease dated March 6, 1989 between Salt River Project Agricultural Improvement and Power District, as Lessor, and Papago Park Center, Inc., as Lessee, as amended from time to time. Salt River Project's address:

Salt River Project
1521 North Project Drive
Tempe, Arizona 85281-1206

P.O. Box 52025
Phoenix, Arizona 85072-2025

2.
Papago Park Center Ground Sublease dated June 27, 1997 between Papago Park Center, Inc., as Landlord, and Chamberlain Development, L.L.C., as Tenant, as amended and assigned from time to time. Papago Park Center, Inc.'s address is:

Jayne Lewis
Papago Park Center - PAB
1521 Project Drive/SRP Building (delivery)
Tempe, Arizona 85281-1206
P.O. Box 52025 (mailing)
Phoenix, Arizona 85072-2025

3.	Deed of Trust dated June 29, 1998 between Landlord, as Trustor, and General American Life Insurance Company, as Beneficiary, as amended from time to time. The present Beneficiary's address is:

KeyBank Real Estate Capital Group
P.O. Box 145404
Cincinnati, Ohio 45250
Loan No.: 01-241-0362

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APPENDIX E

COMMENCEMENT DATE CONFIRMATION

Landlord:	PHOENIX INVESTORS #13, L.L.C., an Arizona limited liability company

Tenant:	ORTHOLOGIC CORP., a Delaware corporation

This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of July 13, 2007 (the "Lease") for certain premises known as Suites 101-A and 101-B in the building commonly known as The Reserve at Papago Park Center (the "Premises"). This Confirmation is made pursuant to Section 9 of the Schedule to the Lease.

1              Lease Commencement Date. Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is ______________ 200_, and the Termination Date of the Lease is ____________, 200_.

2              Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

3             Incorporation This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

[SIGNATURE PAGE TO FOLLOW]

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LANDLORD:

PHOENIX INVESTORS #13, L.L.C. an Arizona limited liability company

By	Greenwood and McKenzie, a California general partnership
Its	Manager

By
Carl Greenwood
	Its	Managing General Partner

By	Chamberlain Family Trust dated September 21,1979, Restated January 9, 2002
Its	Manager

By
James M. Chamberlain
	Its	Trustee

By
Patsy L. Chamberlain
	Its	Trustee

TENANT:

ORTHOLOGIC CORP., a Delaware corporation

By:
Print Name:
Print Title:

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